Exhibit 10.3

Execution Version

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT, dated as of June 28, 2021 (this “Agreement”), is made by and between Trebia Acquisition Corp., a Cayman Islands exempted limited company (the “Company”) and Cannae Holdings, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Forward Purchase Agreement (as defined below).

WHEREAS, the Company and Purchaser (each, a “Party” and collectively, the “Parties”) are parties to that certain Forward Purchase Agreement, dated as of June 5, 2020 (the “Forward Purchase Agreement”);

WHEREAS, the Forward Purchase Agreement provides that immediately prior to the closing of the Company’s initial Business Combination, the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, 7,500,000 Class A Shares and 2,500,000 Warrants for the FPS Purchase Price on the terms and conditions set forth therein;

WHEREAS, pursuant to Section 8(a) of the Forward Purchase Agreement, the Forward Purchase Agreement may be terminated at any time prior to the FPS Closing by mutual written consent of the Company and Purchaser; and

WHEREAS, each of the Company and Purchaser have determined to terminate the Forward Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

1.            Pursuant to Section 8(a) of the Forward Purchase Agreement, effective as of the date hereof, the Forward Purchase Agreement is hereby terminated;

2.             Section 8 of the Forward Purchase Agreement shall govern the effect of the termination of the Forward Purchase Agreement; and

3.            This Agreement contains the entire understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, representations, understandings, and arrangements, whether written or oral, among the Parties.

4.            This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

5.            This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

PURCHASER:

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary

COMPANY:

TREBIA ACQUISITION CORP.

By:	/s/ Paul Danola
Name: Paul Danola
Title: President

[Signature Page to Termination Agreement (Cannae FPA)]